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                                 EXHIBIT 24.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-18947) and in the Registration Statement on Form S-8 (No. 333-4562) of BEC Group, Inc. of our report dated January 20, 1995, with respect to the statements of operations, stockholders' equity, and cash flows of Bolle America, Inc. for the year ended December 31, 1994, which report appears in the December 31, 1996 Annual Report on Form 10-K of BEC Group, Inc.



                                               KPMG PEAT MARWICK LLP


Denver, Colorado
March 25, 1997